Exhibit 10.2

EXECUTION VERSION

DATED   3 July 2013

KOSMOS ENERGY CREDIT INTERNATIONAL

- and -

SOCIETE GENERALE, LONDON BRANCH

CHARGE ON CASH DEPOSITS
AND ACCOUNT BANK AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY

(SRG/JKW/TXI)

515738674

CHARGE ON CASH DEPOSITS

Date:  3 July, 2013

PARTIES:

(1)                                KOSMOS ENERGY CREDIT INTERNATIONAL a company incorporated in the Cayman Islands whose registered number is 256364 and whose registered office is at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands (the “Company” or “KECI”); and

(2)                                SOCIETE GENERALE, LONDON BRANCH located at SG House, 41 Tower Hill, London, EC2N 4SG (the “Security Agent” or “Account Bank” or “Facility Agent”).

PART 1
INTERPRETATION

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

Terms defined in clause 1.1 (Definitions) of the letter of credit facility agreement dated on or about the date of this Deed and made by Kosmos Energy Credit International, Kosmos Energy Ltd., the Original Lenders, the Security Agent, the Facility Agent and the Account Bank (the “Facility Agreement”), shall, unless otherwise defined herein, have the same meaning when used in this Deed.

1.2                              Additional definitions

In this Deed, unless otherwise specified:

“Accounts” means the interest-bearing US Dollar deposit accounts held with the Account Bank, details of which are provided in Schedule 1 (Details of the Accounts).

“Account Bank Liability” means any liability or obligation of KECI to indemnify the Account Bank or pay any amount under this Deed or in respect of any failure to perform, or breach of, KECI’s obligations under this Deed or for any liability in contract, tort or otherwise connected with the performance of KECI’s obligations under this Deed.

“Affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company.

“Authorised Signatory” means, in relation to any entity entitled to give or countersign an Instruction, an entity notified pursuant to clause 13.2(E) (Instructions) to the Account Bank by such first-mentioned entity from time to time as being authorised to sign or, as the case may be, countersign an Instruction on behalf of such first-mentioned entity, and in respect of whom a certified copy of the authorising resolution and specimen signature have been provided to the Account Bank.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

“Cash Collateral” has the meaning given to this term in the Facility Agreement.

“Charge” means the security interests constituted or expressed to be constituted in favour of the Security Agent by or pursuant to this Deed.

“Costs and Expenses” means costs, charges, losses, liabilities, expenses and other sums (including legal, accountants’ and other professional fees) and any taxes thereon.

“Default Notice” means a notice in writing given by the Facility Agent to the Account Bank and KECI substantially in the form of Part I of Schedule 2 (Details and Enforcement Notices).

“Default Revocation Notice” means a notice in writing given by the Facility Agent to the Account Bank and KECI substantially in the form of Part II of Schedule 2 (Details and Enforcement Notices).

“Deposit” means all credit balances now or at any time in the future on the Accounts, all debts from time to time represented by such credit balances and all other rights of the Company accruing or arising in relation to the Accounts.

“Deposit Agreements” means the agreements signed on or about the date of this Deed (or on any future date provided that they are in substantially the same form as those signed on the date of this Deed) between KECI and Societe Generale, London Branch which detail the terms and conditions which apply to the Accounts (as defined in the Charge).

“Dissolution” means an event or circumstance as described in clause 20.8 (Insolvency Proceedings) of the Facility Agreement.

“Dispute” has the meaning given to it in clause 28 (Jurisdiction).

“Enforcement Event” means:

(A)                               any Event of Default in respect of which a written notice has been given to the Company pursuant to clause 20.15 (Acceleration) of the Facility Agreement; or

(B)         (i)                                       where at any time the Borrower has failed to pay to the LC Issuing Bank for the account of each Lender an amount due under clause 6.9(B) (Claims under a Letter of Credit) of the Facility Agreement; and

(ii)                                 the LC Issuing Bank (acting reasonably), is unable to recover the amount due from the LC Cash Collateral Accounts (either at the instruction of the Borrower or otherwise) within three Business Days of such non-payment pursuant to clause 6.9(B) of the Facility Agreement.

“Event of Default” means any event or circumstance specified as such in the Facility Agreement.

“Group” means the Original Guarantor or any Additional Guarantor and its direct and indirect subsidiaries.

“Instruction” means:

(a)                                 an instruction transmitted in accordance with operating procedures agreed in accordance with clause 13.3 (Operating procedures); or

(b)                                 a Default Notice; or

(c)                                  a Default Revocation Notice; or

(d)                                 a Notice of an Enforcement Event.

“Notice of an Enforcement Event” means a notice in writing from the Security Agent to the Account Bank and KECI substantially in the form of Part III of Schedule 2 (Details and Enforcement Notices).

“Secured Obligations” means all present and future obligations and liabilities of the Company (whether actual or contingent and whether owed jointly or severally or in any other capacity whatever) which are, or are expressed to be, or may become, due, owing or payable to the Secured Parties under or in connection with the Finance Documents (as such documents may be varied, amended, waived, released, novated, supplemented, extended, restated or replaced from time to time, in each case, however fundamentally), together with all costs, charges and expenses incurred by the Secured Parties which are, or are expressed to be, or may become due, owing or payable by the Company under or in connection with the Facility Agreement.

“Tax” includes any present or future tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest in connection with any failure to pay or delay in paying any of the same) and “Taxes” shall be construed accordingly.

1.3                              Construction of Particular Terms

Unless a contrary intention appears, in this Deed the provisions of clause 1.2 (Construction) of the Facility Agreement shall apply as if set out in full in this Deed, save that references to the Facility Agreement shall be construed as references to this Deed and in addition:

Unless otherwise specified, any reference to:

(A)                               “assets” includes properties, revenues and rights of every kind, present, future and contingent, and whether tangible or intangible;

(B)                               a “company” includes any company, corporation or other body corporate, wherever and however incorporated or established;

(C)                               “this Deed” or any other agreement or instrument is a reference to this deed or other agreement or instrument as it may have been amended, supplemented, replaced or novated from time to time and includes a reference to any document which amends, supplements, replaces, novates or is entered into, made or given pursuant to or in accordance with any of the terms of this Deed or, as the case may be, the relevant deed, agreement or instrument;

(D)                               “law” includes any present or future common or customary law, principles of equity and any constitution, decree, judgment, decision, legislation, statute, order, ordinance, regulation, bye-law or other legislative measure in any jurisdiction or any present or future official directive, regulation, guideline, request, rule, code of practice, treaty or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of a person to whom the directive, regulation, guideline, request, rule, code of practice, treaty or requirement is intended to apply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)                                “rights” includes all rights, title, benefits, powers, privileges, interests, claims, authorities, discretions, remedies, liberties, easements, quasi-easements and appurtenances (in each case, of every kind, present, future and contingent); and

(F)                                 “security” includes any mortgage, charge, pledge, lien, security assignment, hypothecation or trust arrangement for the purpose of providing security and any other encumbrance or security interest of any kind having the effect of securing any obligation of any person (including the deposit of moneys or property with a person with the intention of affording such person a right of lien, set-off, combination or counter-claim) and any other agreement or any other type of arrangement having a similar effect (including any “flawed asset” or “hold back” arrangement) and “security interest” shall be construed accordingly.

1.4                              Interpretation of this Deed

(A)                            Unless a contrary indication appears, a reference to any party or person shall be construed as including its and any subsequent successors in title, permitted transferees and permitted assigns, in each case in accordance with their respective interests.

(B)                            Unless a contrary indication appears, a reference to a time of day shall be construed as referring to London time.

(C)                            The terms “include”, “includes” and “including” shall be construed without limitation.

(D)                            References in this Deed to any Clause or Schedule shall be to a clause or schedule contained in this Deed.

(E)                             Clause and Schedule headings are for ease of reference only and shall be ignored in construing this Deed.

(F)                              Unless a contrary indication appears, references to any provision of any law are to be construed as referring to that provision as it may have been, or may from time to time be, amended or re-enacted, and as referring to all bye-laws, instruments, orders, decrees, ordinances and regulations for the time being made under or deriving validity from that provision.

(G)                            An Enforcement Event is “continuing” if it has not been remedied or waived.

1.5                              Third party rights

(A)                            Save as otherwise provided in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

(B)                               Notwithstanding any term of this Deed, the consent of any person who is not a party is not required to rescind or vary this Deed at any time.

PART 2
CHARGE ON CASH DEPOSITS AND THE ACCOUNTS

2.                                     OBLIGATION TO PAY THE SECURED OBLIGATIONS

The Company undertakes to the Security Agent as trustee for the Secured Parties to perform, observe, pay and discharge all Secured Obligations when due and payable and, upon demand by the Security Agent, pay those Secured Obligations which are due in accordance with the Finance Documents but remain unpaid.

3.                                     CHARGE

As continuing security for the full and punctual payment, performance and discharge of the Secured Obligations, but without prejudice to any other rights of the Security Agent under this Deed, the Company, with full title guarantee and free of any other security interest, charges all its right, title and interest from time to time in and to the Deposit and the Accounts by way of first fixed charge in favour of the Security Agent.

4.                                     PERFECTION OF SECURITY

4.1                              Notice of charge

The execution of this Deed by the Company and the Security Agent shall constitute notice to the Security Agent of the charge over the Deposit and Accounts.

4.2                              Further assurances

The Company shall (at its own cost) promptly take all action necessary or desirable to:

(A)                               ensure that the Charge is and remains valid, legally binding and enforceable;

(B)                               perfect, preserve or protect the Charge and its priority; and

(C)                               facilitate the exercise of any and all of the rights, powers and discretions vested or intended to be vested in the Security Agent by or pursuant to this Deed and to facilitate the realisation of the Deposit, including the execution of all such documents, transfers, conveyances, assignments and assurances in respect of the Deposit, and the giving of all such notices, orders, instructions and directions as the Security Agent may reasonably consider necessary from time to time.  The obligations of the Company under this clause 4.2 (Further assurances) shall be in addition to and not in substitution for the covenants for further assurance deemed to be included in this Deed by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.

5.                                     NATURE AND PROTECTION OF SECURITY

5.1                              Continuing security

The Charge is continuing and extends to the ultimate balance of the Secured Obligations from time to time unless and until discharged by the Security Agent in accordance with clause 8 (Release) or clause 24.17 (Winding up of trust) of the Facility Agreement, regardless of any intermediate payment, discharge or satisfaction in whole or part.

5.2                              Additional security

The security created by this Deed and the rights given to the Security Agent under this Deed shall be cumulative and in addition to and shall not prejudice, or be prejudiced by, any other security or guarantee or any other right, power or remedy which the Security Agent has or may at any time hold in respect of or in connection with any or all of the Secured Obligations.  All such rights, powers and remedies may be exercised from time to time as often as the Security Agent may deem expedient.

5.3                              Immediate recourse

The Security Agent need not, before exercising any of the rights, title, benefit and interest conferred upon it by this Deed or by law:

(A)                               take action or obtain judgment against the Company or any other person in any court; or

(B)                               make or file any claim or proof on the rehabilitation, administration, custodianship, receivership, liquidation, winding-up or dissolution of the Company or any other person; or

(C)                               enforce or seek to enforce the recovery of the moneys and liabilities hereby secured or enforce or seek to enforce any other security or guarantee.

5.4                              Waiver of defences

Without prejudice to the other provisions of this clause 5 (Nature and protection of security), neither this Deed nor Charge, its priority, the rights of the Security Agent under or pursuant to this Deed nor the liability of the Company for the Secured Obligations under this Deed shall be prejudiced or affected by:

(A)                               any variation, amendment, novation, extension (whether of maturity or not), supplementation or replacement of, or waiver or release granted under or in connection with any Finance Document or other document or any Security Obligations, guarantee or indemnity; or

(B)                               any time, waiver, consent or other indulgence or concession granted, by the Company or other person; or

(C)                            the taking, holding, failure to take or hold, variation, realisation, non-enforcement, non-perfection or release by the Security Agent or any other person of any other security obligation or any guarantee or indemnity or other right; or

(D)                            any corporate, legal proceeding or other procedure or step taken for or with a view to the rehabilitation, administration, custodianship, receivership, liquidation, winding-up or dissolution of the Company or any other person; or

(E)                             any change in the constitution of the Company; or

(F)                              any amalgamation, merger or reconstruction that may be effected by the Security Agent with any other person or any sale or transfer of the whole or any part of the assets of the Security Agent to any other person; or

(G)                            the existence of any claim, set-off or other right which the Company may have at any time against the Security Agent or other person; or

(H)                           the making or absence of any demand for payment or discharge of the Security Agent on the Company or any other person, whether by the Security Agent or any other person; or

(I)                                any arrangement or compromise entered into by the Security Agent with the Company or any other person; or

(J)                                any incapability or lack of power, authority or legal personality of or dissolution or change in the numbers or status of the Company or any other person; or

(K)                           any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(L)                             any other thing done or omitted or neglected to be done by the Security Agent or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect any of the security created under this Deed or the liability of the Company for the Secured Obligations.

5.5                              Deferral of rights

(A)                            Until such time as the Charge has been released in accordance with clause 8 (Release), the Company will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

(i)                                    to claim, rank, prove or vote as a creditor of any other party to any of the Finance Documents; or

(ii)                               to receive, claim or have the benefit of any payment, guarantee, indemnity, contribution or security from or on account of any such party (in whole or in part or whether by way of subrogation or otherwise); and/or

(iii)                            of set-off, combination or counter-claim or in relation to any “flawed-asset” or “hold back” arrangement as against any such party.

(B)                            The Company shall hold on trust for, and immediately pay or transfer to, the Security Agent an amount equal to any payment or benefit received by it contrary to paragraph (A) above.

(C)                            If the Company exercises any right of set-off, combination or counter-claim or any rights in relation to any “flawed-asset” or “hold back arrangement” contrary to paragraph (A)(iii) above, it will immediately pay or transfer to the Security Agent an amount equal to the amount set-off, combined or counterclaimed.

(D)                            The Security Agent shall apply all amounts received pursuant to paragraph (B) and paragraph (C) above in or towards payment of the Secured Obligations or any part thereof in such order in such manner as the Security Agent shall (in its absolute discretion) determine and thereafter in payment of any surplus to the Company or other person entitled to it.

5.6                              New account

At any time after:

(A)                            the Security Agent receives, or is deemed to be affected by, notice (either actual or constructive) of any subsequent security interest or any disposition affecting the Deposit or Accounts or part thereof or interest therein; or

(B)                            any corporate, legal proceeding or other procedure or step taken for or with a view to the rehabilitation, administration, custodianship, receivership, liquidation, winding-up or dissolution of the Company, the Security Agent may open a new account in the name of the Company (whether or not it permits any existing account to continue).  If the Security Agent does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the corporate, legal proceeding or other procedure or step was taken.  As from that time, all payments made by the Company to the Security Agent or received shall be credited or treated as having been credited to the new account and will not operate to reduce the amount secured by this Deed at any time.

5.7                              Further advances

The Charge created by this Deed is intended to secure further advances.

6.                                     DEALING WITH SECURED ASSETS

6.1                              Negative pledge

The Company shall not, without the prior written consent of the Security Agent, at any time during the subsistence of this Deed, create or permit to exist any security (other than the Charge) over the Deposit or the Accounts.

6.2                              Disposal of assets

The Company shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, transfer, assign, lease, licence or otherwise dispose of any interest in the Deposit or the Accounts (otherwise than pursuant to this Deed or the Facility Agreement).

7.                                     RESTRICTIONS

Upon the occurrence of an Enforcement Event which is continuing, or as otherwise prohibited under the Facility Agreement, the Company shall not be entitled to receive, withdraw or otherwise transfer all or any part of the credit balance from time to time on the Accounts and Deposit:

(A)                            except with the prior written consent of the Security Agent; or

(B)                            unless there are no remaining Secured Obligations and the Security has been discharged in full in accordance with clause 8 (Release).

8.                                     RELEASE

8.1                              Release of deposit

If the Security Agent is satisfied that:

(A)                               all Secured Obligations have been unconditionally and irrevocably paid or discharged in full and the Facility Agreement has been terminated and the Security Agent and the Secured Parties have no further actual or contingent obligations to make advances or provide other financial accommodation to the Borrower or any other party under the Facility Agreement; or

(B)                               security or a guarantee for the Secured Obligations, in each case acceptable to the Security Agent, has been provided in substitution for this Deed, or then, subject to the remainder of this clause 8 (Release), the Security Agent shall at the request and cost of the Company take whatever action is necessary to release the Deposit and Accounts from the Charge.

8.2                              Reinstatement

If the Security Agent reasonably considers, on the basis of independent legal advice, that any payment to, or security or guarantee provided in relation to the Secured Obligations to it is capable of being avoided, reduced or invalidated by virtue of applicable law, notwithstanding any re-assignment or discharge of the Deposit, the liability of the Company under this Deed and the Charge shall continue as if such amounts had not been paid or as if any such security or guarantee had not been provided.

9.                                     ENFORCEMENT

9.1                              Appropriation

(A)                               Immediately upon and at any time after the occurrence of an Enforcement Event which is continuing, or as otherwise permitted under the Facility Agreement, the Security Agent shall be entitled, and is hereby irrevocably and unconditionally authorised, without giving prior notice to the Company or obtaining the consent of the Company but at the cost of the Company, to apply, set-off or transfer the whole or any part of the Deposit (whether or not then payable) in or towards payment or other satisfaction of the Secured Obligations or any part thereof in such order as the Security Agent shall (in its absolute discretion) determine and thereafter in payment of any surplus to the Company or other person entitled to it.

(B)                               On exercising its rights under this clause 9.1 (Appropriation) the Security Agent shall serve a Notice of an Enforcement Event on the Account Bank and shall copy any such notice to KECI.

(C)                               The Account Bank agrees, immediately upon receipt of a Notice of an Enforcement Event:

(i)                                  to comply with all directions for or in connection with the Accounts whatsoever given by the Authorised Signatories of the Security Agent and as more specifically set out in the Notice of an Enforcement Event (without reference to and regardless of any inconsistent request or Instruction from KECI); and

(ii)                               not to comply with the terms of any Instruction or other demand, direction or request in relation to any of the Accounts from any person other than the Security Agent unless it has been approved in writing by the Security Agent.

9.2                              Financial collateral regulations

(A)                            To the extent that any of the Accounts and the Deposit, this Deed and the rights and obligations of the parties under this Deed, constitute a “security financial collateral arrangement” (as defined in and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226) (the

“Regulations”)), the Security Agent shall have the benefit of all of the rights of a collateral taker conferred upon it by the Regulations, including the right to appropriate all or any part of the financial collateral (as defined in the Regulations) in or towards discharge of the Secured Obligations in such order as the Security Agent shall (in its absolute discretion) determine and thereafter in payment of any surplus to the Company or other person entitled to it.

(B)                               The parties agree that the value of the financial collateral (as defined in the Regulations) so appropriated shall be the amount standing to the credit of the Accounts (or any new account opened pursuant to clause 5.6 (New account), together with any accrued but unposted interest, at the time the right of appropriation is exercised.  The parties agree that the method of valuation provided for in this Deed is a commercially reasonable method of valuation for the purposes of the Regulations.

9.3                              Section 93 Law of Property Act 1925

Section 93 of the Law of Property Act 1925 shall not apply to this Deed.

10.                              CERTIFICATES AND DETERMINATIONS

For all purposes, including any legal proceedings:

(A)                               a determination by the Security Agent; or

(B)                               a copy of a certificate signed by an officer of the Security Agent,

of the amount of any indebtedness comprised in the Secured Obligations and/or the amount standing to the credit of the Accounts for the time being or at any time shall, in the absence of manifest error, be conclusive evidence against the Company as to such amount.

11.                              COVENANT TO PAY

The Company shall pay and discharge all Secured Obligations in accordance with the Facility Agreement or, as the case may be, this Deed.

PART 3
ACCOUNT BANK AGREEMENT

12.                              THE ACCOUNTS

(A)                               The Accounts shall be maintained at an office of the Account Bank in London or such other jurisdiction approved by the Facility Agent (acting reasonably).  For the avoidance of doubt, nothing in this clause 12(A) shall create any obligation on the Account Bank to establish an account in another location other than in London.

(B)                               The Accounts shall be denominated in US Dollars.  Any sum constituting interest paid in respect of the credit balance of the Accounts shall be treated in the same manner as any other sum credited to the Accounts.

(C)                               The Account Bank is hereby notified that pursuant to this Deed KECI has charged to the Security Agent all its rights, title and interests in and to the Deposit and the Accounts from time to time.

(D)                               The Accounts shall be maintained by KECI at all times prior to the Discharge Date at which time the Facility Agent will notify the Account Bank in writing that the Accounts are no longer required to be maintained.

13.                              OPERATION OF THE ACCOUNTS

13.1                       Compliance with the Facility Agreement

(A)                               KECI shall operate the Accounts in accordance with the provisions of the Facility Agreement and shall not:

(i)                                    request withdrawals from the Accounts except where expressly permitted under the provisions of the Facility Agreement; or

(ii)                                 pay any moneys into the Accounts except in accordance with the provisions of the Facility Agreement.

13.2                       Instructions

(A)                            Except as required by applicable law, the Account Bank shall not accept or act upon any Instruction or request to make any payment or transfer to or from, or otherwise to transact any other dealing in relation to the Accounts:

(i)                                    from any person other than KECI, the Facility Agent or the Security Agent, as specified by this Deed; and

(ii)                                 unless such Instruction or request from either the Facility Agent, the Security Agent or KECI is in written format.

(B)                               Subject to the terms of this Deed and so long as no Default Notice has been issued by the Facility Agent which has not been revoked by a Default Revocation Notice, KECI may give, and the Account Bank may accept and act upon, Instructions regarding the operation of the Accounts in accordance with the customary banking practice of the Account Bank in the jurisdiction concerned, subject to the terms of this Deed, the Deposit Agreements or any other Finance Document.

(C)                               Withdrawals or transfers may, subject to clause 14 (Default) and clause 9 (Enforcement), be made from the Accounts provided that:

(i)                                  the withdrawal or transfer is in compliance with the terms of this Deed, the Deposit Agreements or any other Finance Document;

(ii)                               the withdrawal or transfer is based on cleared funds; and

(iii)                            the Accounts may not be overdrawn at any time.

(D)                               KECI shall not exercise any right which it may have under any applicable law to instruct the Account Bank to transfer any amount standing to the credit of the Accounts to KECI or to its order in any manner which is or would be inconsistent with any of the provisions of this Deed, the Deposit Agreements or any other Finance Document.

(E)                                KECI, the Facility Agent and the Security Agent shall each, from time to time by letter addressed to the other parties and, in the case of KECI, signed by a director of KECI duly authorised to sign:

(i)                                  designate in writing the individuals authorised to sign Instructions, notices, communications or documents to be made, given or delivered under this Deed on its behalf;

(ii)                               supply to the other parties specimen signatures of those individuals; and

(iii)                            it is acknowledged by the parties that KECI has given a notice (to the Account Bank only) for the purpose of this clause 13.2 (Instructions) prior to the date of this Deed.

(F)                                 The Account Bank shall be entitled to rely on any Instruction, notice, communication or document believed by it in good faith to be genuine, correct and duly authorised, and to have been communicated or signed by the person by or on behalf of whom it purports to be communicated or signed and shall not be liable to any of the parties to this Deed for any of the consequences of such reliance.

(G)                               The Account Bank shall not have any responsibility to any of the parties to this Deed if any Instruction which should be given by the Facility Agent to the Account Bank under or in connection with this Deed is not received by the Account Bank or is not made at the time it should be made.

(H)                              Without prejudice to paragraph (F), where the Account Bank receives any Instruction in accordance with the terms of this clause 13.2 (Instructions) which it believes to be genuine, correct and duly authorised, and to have been communicated or signed by the person by or on behalf of whom it purports to be communicated or signed, the Account Bank shall not have any responsibility to:

(i)                                    ensure that the information set out therein is correct;

(ii)                                 check or enquire as to whether any condition contained therein has been met or will be fulfilled;

(iii)                              check or enquire as to whether such Instruction has been properly given; or

(iv)                             enquire as to the purpose or nature of any request for a withdrawal from the Accounts contained therein.

(I)                                   The Account Bank and KECI confirm that the Accounts will be operated in a manner that provides a written statement of all transactions carried out on such Accounts including, for the avoidance of doubt, all transactions for which Instructions were given to the Account Bank via the Account Bank’s electronic banking system and, as at any given date, of the balance standing to the credit of the Accounts, and the Account Bank confirms that such statements will be made available to KECI and the Security Agent at the end of each calendar month and as may otherwise reasonably be requested from time to time.

(J)                                   The Account Bank shall be entitled to deal with money paid to it by KECI for the purposes of this Deed in the same manner as other money paid to a banker by its customers, except that (a) it acknowledges that it is not entitled to, and undertakes not to claim or exercise any lien, right of set-off, combination or other similar right with respect to moneys standing to the credit of the Accounts are held or are in the course of being credited to it; and (b) it shall not be liable to account to KECI for any interest or other amounts in respect of the money, save for interest borne under clause 13.5 (Interest).

(K)                              The Account Bank confirms that it has not received any other notice of any Security Interest, nor is it otherwise aware of any Security Interest, in respect of the Accounts in favour of any person other than the Security Agent.

13.3                       Operating procedures

(A)                               Detailed operating procedures for the Accounts shall, subject to clause 13.3(B)(iii) (Operating procedures), be agreed from time to time between KECI and the Account Bank.

(B)                               Each of the parties to this Deed agrees and acknowledges that:

(i)                                  there shall be no operation of the Accounts except in accordance with the provisions of this Deed and the Facility Agreement;

(ii)                               the operating procedures shall be amended from time to time as agreed in writing between KECI, the Account Bank and the Security Agent (each acting reasonably); and

(iii)                            in the event of inconsistency between the operating procedures agreed in accordance with clause 13.3(A) (Operating procedures) and the terms of this Deed, the latter shall prevail.

13.4                       Fees

(A)                            Subject to the Facility Agreement, KECI shall pay to the Account Bank such transaction charges and other fees, costs and expenses (including value added tax where applicable) as the Account Bank and KECI shall separately agree in writing for carrying out the relevant transactions and are payable from time to time by KECI.

(B)                            KECI will pay to the Account Bank, within fifteen Business Days of demand, the amount of all charges, costs and expenses payable by KECI to the Account Bank pursuant to clause 13.4(A) (Fees).

(C)                            The fees, commissions and expenses payable to the Account Bank for services rendered and the performance of its obligations under this Deed shall not be abated by any remuneration or other amounts or profits receivable by the Account Bank (or to its knowledge by any of its associates) in connection with any transaction effected by the Account Bank with or for KECI.

13.5                       Interest

(A)                            Each sum credited to the Accounts from time to time shall, from the time it is credited until the time it is withdrawn from the Accounts, bear interest at such commercially appropriate rate as may be agreed from time to time by the Account Bank and KECI provided that the Account Bank may, at any time, apply a new rate of interest to the Accounts, which new rate shall be effective on a date no less than 30 Business Days after the Account Bank has given written notice to KECI of the same.

(B)                            Subject to KECI maintaining Cash Collateral in the Accounts in compliance with its obligations under the Facility Agreement and providing an Enforcement Event has not occurred and is continuing, all interest earned on the balance standing to the credit of the Accounts shall be credited to the account (which is not secured under this Deed) as notified by KECI to the Account Bank.

13.6                       Information

KECI irrevocably instructs and authorises the Account Bank to disclose to the Facility Agent or the Security Agent (as the case may be), without any reference to or further authority from KECI and without any inquiry by the Account Bank as to the justification for such disclosure, such information relating to the Accounts as the Facility Agent, or the Security Agent (as the case may be) may request from time to time.  All such information provided by the Account Bank shall be deemed to have been provided on behalf of KECI and each Secured Party is subject to the confidentiality undertaking contained in Schedule 6 (Form of Confidentiality Undertaking) of the Facility Agreement in relation to such information.

13.7                       Terms of appointment of the Account Bank

(A)                            The Account Bank is authorised and regulated by the Financial Services Authority.  Nothing in this Deed shall require the Account Bank to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to KECI.

(B)                            The Account Bank shall be obliged to perform such duties and only such duties as are expressly set out in this Deed and no implied duties or obligations of any kind (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Deed against the Account Bank.

(C)                            Any of the Account Bank, its officers, directors and employees may accept deposits from, lend money to and generally engage or be interested in any kind of lending, financial or other business with KECI and any other party to any Finance Documents.

(D)                            The Account Bank shall be entitled to take any action or to refuse to take any action which the Account Bank regards as necessary for the Account Bank to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

(E)                             The Account Bank may collect, use and disclose personal data about KECI and/or other transaction parties (if any are an individual) or individuals associated with KECI and/or other transaction parties, so that the Account Bank can carry out its obligations to KECI and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance and the marketing by the Account Bank or members of the Account Bank’s corporate group of other services.  The Account Bank will keep the personal data up to date.  The Account Bank may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Account Bank’s behalf.  Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the processing agent’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Account Bank’s instructions.

(F)                              The Account Bank may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Deed in good faith and in accordance with the opinion of the advisers.

(G)                            The Account Bank shall not be under any obligation to take any action under this Deed which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

(H)                           Any corporation into which the Account Bank may be merged or converted, or any corporation with which the Account Bank may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any corporation to which the Account Bank shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Account Bank under this Deed without the execution or filing of any paper or any further act on the part of the parties to this Deed, unless otherwise required by KECI, and after the said effective date all references in this Deed to the Account Bank shall be deemed to be references to such successor corporation.  Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the KECI by the Account Bank.

14.                              DEFAULT

14.1                       Default Notice

(A)                            The Facility Agent shall only be entitled to serve a Default Notice to the Account Bank where a Default or an Event of Default has occurred and is continuing and has not been waived under the Facility Agreement.

(B)                            Upon receipt by the Account Bank of a Default Notice, KECI and the Account Bank agree that no amount may be withdrawn or transferred from the Account and the Account Bank shall not comply with any Instruction or other demand, direction or request for such a withdrawal or transfer (except a Default Revocation Notice, Notice of an Enforcement Event or as ordered by any court) in respect of the Accounts unless and until the Account Bank has received a Default Revocation Notice (revoking the corresponding Default Notice).

(C)                            Once a Default Notice has been given, it will continue in force and the provisions of clause 14.1(B) (Default Notice) will apply until the Account Bank receives a Default Revocation Notice from the Facility Agent.

(D)                            The Facility Agent shall copy each notice given pursuant to this clause 14.1 (Default Notice) forthwith to KECI.

(E)                             To the extent permitted under this clause 14 (Default), during the period between receipt by KECI of the copy of a Default Notice and receipt of a copy of a corresponding Default Revocation Notice, KECI shall present all Instructions or other directions or requests and all certificates given by KECI regarding the operation of the Accounts in a timely fashion to the Facility Agent for information.

(F)                              Where the Account Bank has received a Default Notice, which has not been the subject of a corresponding Default Revocation Notice, the Account Bank shall make withdrawals from the Accounts and take all other action in relation to the Accounts solely as instructed by the Security Agent (or as ordered by any court).

14.2                       Default Revocation Notice

(A)                            The Facility Agent shall give a Default Revocation Notice to the Account Bank (copied to KECI) promptly after being satisfied that no Default or Event of Default is continuing under the Facility Agreement.

(B)                            For the avoidance of doubt, if any waiver given in respect of any Default expires, or if any condition relating to such waiver is not or ceases to be satisfied, or if such waiver is revoked or otherwise ceases to apply, the Facility Agent shall not be restricted from serving a further Default Notice in respect of the relevant Default.

15.                              ACCESS TO BOOKS AND RECORDS

The Account Bank shall provide to the Facility Agent and KECI, not less than five Business Days after the end of each calendar year quarter, a full statement of all payments (including the relevant account balance) into and from the Accounts.

16.                              CONFIDENTIALITY

The Account Bank shall keep confidential all information made available to it by, or by any person on behalf of, any other party to this Deed and shall not disclose any such information to any third party without the prior written consent of KECI, the Security Agent and the Facility Agent unless such disclosure is:

(A)                            made to a sub-custodian for the purpose of arrangements made in accordance with this Deed;

(B)                            made to an Affiliate of the Account Bank and is necessary for such Affiliate to comply with any law provided that prior to such disclosure the relevant Affiliate has given an undertaking to be bound by the confidentiality provisions of this clause 16 (Confidentiality);

(C)                            made in connection with any proceedings, claims or suits arising out of or in connection with this Deed, to the extent that the Account Bank reasonably considers it necessary to protect its interests;

(D)                            required by an order of a court of competent jurisdiction;

(E)                             made or required pursuant to any law in accordance with which the Account Bank is required to act;

(F)                              made to its auditors for the purpose of enabling them to undertake any audit or to its legal advisers when seeking bona fide legal advice in connection with this Deed; or

(G)                               limited to information which has been published or announced in conditions free from confidentiality or has otherwise entered the public domain without default on the part of the Account Bank or has become known by the Account Bank before being disclosed by or on behalf of KECI, the Security Agent or either Facility Agent or has lawfully been obtained after that date other than from a source connected with KECI, the Security Agent or the Facility Agent.

17.                              ACCOUNT BANK EXONERATION

17.1                       Exoneration

(A)                               The Account Bank may rely on the provisions of clause 23.2 (Duties of the Facility Agent), clause 23.3 (No fiduciary duties), clause 23.4 (Business with the Group), clause 23.5 (Rights and discretions of Agents), clause 23.7 (Responsibility for documentation) and clause 23.8 (Exclusion of liability) of the Facility Agreement individually, as if such provisions were set out in full in this Deed, substituting references to the Facility Agent or the Agent with references to the Account Bank.

(B)                               The Account Bank shall not be liable to KECI or any other person for any action it may properly take in reliance in good faith upon any written notice or request given to it by KECI or the Security Agent or the Facility Agent (including any withdrawals made pursuant to clause 13.2 (Instructions)), including where such notice or request causes the Accounts to become overdrawn.

(C)                               The Account Bank does not have and does not accept any responsibility for:

(i)                                    the accuracy and/or completeness of any information (other than statements provided in accordance with clause 15 (Access to books and records); or

(ii)                                 the legality, validity, effectiveness, adequacy or enforceability of any document made or executed in connection with this Deed.

(D)                               KECI agrees that it shall not assert or seek to assert against any director, officer or employee of the Account Bank any claim it might have against the Account Bank in respect of the matters referred to in this clause 17 (Account Bank exoneration).

17.2                       Excluded obligation of Account Bank

(A)                               Subject to clause 19 (Liability) and exercising the banker’s duty of care, the Account Bank shall not:

(i)                                    be bound to enquire as to the occurrence or otherwise of a Default;

(ii)                                 be bound to enquire as to the performance by any other party to this Deed of its obligations hereunder;

(iii)                              be bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account; or

(iv)                             be under any fiduciary duty towards any other party hereto or under any obligations other than those for which express provision is made in this Deed or in any operating procedures determined under clause 13.3 (Operating procedures).

17.3                       Indemnity

KECI shall indemnify the Account Bank on demand against any cost, loss, liability, claim, action, damages, expenses or demands (together, “Losses”) incurred by or made against the Account Bank in acting as the Account Bank under this Deed, except to the extent that any Losses result from its own wilful default, gross negligence or fraud or that of its officers, directors or employees.

18.                              CUSTODY OF DOCUMENTS

(A)                            The Account Bank, the Facility Agent and the Security Agent undertake that they shall not deliver this Deed into a country that would result in this Deed (or any party to it) becoming subject to (or liable for payment of) any stamp duty, documentary taxes or any other similar tax, charge or impost (or any obligation upon a member of the Group to reimburse any other person for such a payment).

(B)                            Paragraph (A) above shall not apply to the Account Bank, the Facility Agent or the Security Agent at any time at which such party either (i) has a right to take Enforcement Action; or (ii) has the written consent of KECI.

19.                              LIABILITY

(A)                            The Account Bank will only be liable to KECI for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Deed suffered by or occasioned to KECI (“Liabilities”) to the extent that the Account Bank has been negligent, fraudulent or in wilful default (including any wilful breach of the terms of this Deed) in respect of its obligations under this Deed.  The Account Bank shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Deed.

(B)                            Liabilities arising under clause 19(A) (Liability) shall be limited to the amount of KECI’s actual loss.  Such actual loss shall be determined (i) as at the date of default of the Account Bank or, if later, the date on which the loss arises as a result of such default, and (ii) without reference to any special conditions or circumstances known to the Account Bank at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss.  In no event shall the Account Bank be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Account Bank has been advised of the possibility of such loss or damages.

(C)                               The liability of the Account Bank under clause 19(A) (Liability) will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

PART 4
MISCELLANEOUS

20.                              STAMP TAXES

The Company shall, within five Business Days of demand, pay and indemnify the Security Agent and the Account Bank against any cost, loss or liability that the Security Agent or the Account Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed (other than in respect of an assignment or transfer by a Security Agent) in accordance with clause 11.5 (Stamp taxes) of the Facility Agreement.

21.                              COSTS AND EXPENSES

21.1                       Transaction Expenses

The Company shall within fifteen Business Days of written demand pay to the Security Agent (or other relevant Finance Party) all costs and expenses (including legal fees) reasonably incurred:

(A)                               in connection with the negotiation, preparation, printing and execution of this Deed; and

(B)                               in responding to evaluating, negotiating, preparing, printing, execution of or complying with, an amendment, waiver or consent requested by the Company relating to this Deed.

21.2                       Enforcement Costs

The Company shall within five Business Days of written demand pay to the Security Agent and each of the Secured Parties the amount of all documented costs and expenses (including legal fees) incurred by the Security Agent or the relevant Secured Party in connection with the enforcement or attempted enforcement of, or the preservation of rights under, this Deed.

22.                              POWER OF ATTORNEY

22.1                       Appointment

The Company hereby appoints as its attorney, irrevocably (within the meaning of section 4 of the Powers of Attorney Act 1971) and by way of security for the performance of its obligations under this Deed, the Security Agent and any person nominated in writing by the Security Agent severally (with full powers of substitution and delegation), on its behalf and in its name or otherwise and as its act and deed, at such time and in such manner as the attorney may think fit:

(A)                               to take any action which it is obliged to take under this Deed but has not taken; and

(B)                               to take any action required to enable the Security Agent to exercise all or any of the rights, powers, authorities and discretions conferred on it by or pursuant to this Deed or by law, and the taking of action by the attorney or attorneys shall (as between the attorney and any third party) be conclusive evidence to any third party of its right to take such action.

22.2                       Ratification

The Company undertakes to ratify and confirm everything that any attorney does or purports to do in the exercise or purported exercise of the power of attorney in clause 22.1 (Appointment).

23.                              ASSIGNMENT

23.1                       Assignment by the security agent

The Security Agent may at any time, without the consent of the Company, assign or transfer any of its rights and obligations under this Deed to any person to whom its rights and obligations under the Facility Agreement may be assigned or transferred.

23.2                       Assignment by the Company

The Company shall not assign or transfer, or attempt to assign or transfer, any of its rights or obligations under or in respect of this Deed.

23.3                       Assignment by the Account Bank

The Account Bank shall not assign or transfer, or attempt to assign or transfer, any of its rights or obligations under or in respect of this Deed.

24.                              AMENDMENTS

This Deed may not be amended, modified or waived in any respect, without the prior written consent of the Security Agent and the Account Bank given with express reference to this clause 24 (Amendments) (such consent not to be unreasonably withheld or delayed).

25.                              REMEDIES AND WAIVERS

No delay or omission on the part of the Security Agent or the Account Bank in exercising any right provided by law or under this Deed shall impair, affect or operate as a waiver of that or any other right.  The single or partial exercise by the Security Agent or the Account Bank of any right shall not, unless otherwise expressly stated, preclude or prejudice any other or further exercise of that, or the exercise of any other, right.  The rights of the Security Agent and the Account Bank under this Deed are in addition to and do not affect any other rights available to it by law.

26.                              EXECUTION AS A DEED

Each of the parties intends this Deed to be a deed and confirms that it is executed and delivered as a deed, notwithstanding the fact that any one of the parties may only execute it under hand.

27.                              COUNTERPARTS

This Deed may be executed in any number of counterparts, and by the parties to this Deed on separate counterparts, but will not be effective until each such party has executed at least one counterpart.  Each counterpart shall constitute an original of this Deed, but all the counterparts will together constitute one and the same instrument.

28.                              JURISDICTION

(A)                               The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(B)                               The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(C)                               This clause 28 (Jurisdiction) is for the benefit of only the Security Agent and the Account Bank.  As a result, the Security Agent and the Account Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Security Agent and the Account Bank may take concurrent proceedings in any number of jurisdictions.

29.                              GOVERNING LAW

This Deed is governed by and is to be construed in accordance with English law.

30.                              SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law, the Company:

(i)                                    irrevocably appoints Trusec Limited of 2 Lambs Passage, London EC1Y 8BB (the “Process Agent”) as its agent for service of process in relation to any Dispute before the English courts in connection with this Deed;

(ii)                                 irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with any dispute in England by service on the Process Agent (or any replacement agent appointed pursuant to paragraph (B) of this clause 30 (Service of process); and

(iii)                            irrevocably agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

(B)                               If the agent referred to in paragraph (A) of this clause 30 (Service of process) (or any replacement agent appointed pursuant to this paragraph (B)) at any time ceases for any reason to act as such, as the case may be, the Company shall as soon as reasonably practicable appoint a replacement agent to accept service having an address for service in England and shall notify the Security Agent of the name and address of the replacement agent; failing such appointment and notification, the agent referred to in paragraph (A) of this clause 30 (Service of process) (or any replacement agent appointed pursuant to this paragraph (B)) shall continue to be authorised to act as agent for service of process in relation to any proceedings before the English courts on behalf of the relevant party and shall constitute good service.

(C)                               Any document addressed in accordance with clause 30(A) (Service of process) shall be deemed to have been duly served if:

(i)                                    left at the specified address, when it is left; or

(ii)                                 sent by first class post, two clear Business Days after posting.

(D)                               For the purposes of this clause 30 (Service of process), “Service Document” means a writ, summons, order, judgment or other document relating to or in connection with any Dispute.

Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS of which this document has been signed on behalf of the Security Agent, the Facility Agent and the Account Bank and executed as a deed by the Company and is delivered on the date stated at the beginning of this Deed.

SCHEDULE 1
DETAILS OF THE ACCOUNTS

Name:	Kosmos Energy Credit International
Number:	10172726661

Name:	Kosmos Energy Credit International
Number:	10272726661

Name:	Kosmos Energy Credit International
Number:	10372726661

Name:	Kosmos Energy Credit International
Number:	10472726661

Name:	Kosmos Energy Credit International
Number:	10572726661

Name:	Kosmos Energy Credit International
Number:	10672726661

Name:	Kosmos Energy Credit International
Number:	10772726661

Name:	Kosmos Energy Credit International
Number:	10872726661

Name:	Kosmos Energy Credit International
Number:	10972726661

Name:	Kosmos Energy Credit International
Number:	11072726661

Name:	Kosmos Energy Credit International
Number:	11172726661

Name:	Kosmos Energy Credit International
Number:	11272726661

Name:	Kosmos Energy Credit International
Number:	11372726661

Name:	Kosmos Energy Credit International
Number:	11472726661

Name:	Kosmos Energy Credit International
Number:	11572726661

Name:	Kosmos Energy Credit International
Number:	11672726661

Name:	Kosmos Energy Credit International
Number:	11772726661

Name:	Kosmos Energy Credit International
Number:	11872726661

Name:	Kosmos Energy Credit International
Number:	11972726661

Name:	Kosmos Energy Credit International
Number:	12072726661

Name:	Kosmos Energy Credit International
Number:	12172726661

Name:	Kosmos Energy Credit International
Number:	12272726661

Name:	Kosmos Energy Credit International
Number:	12372726661

Name:	Kosmos Energy Credit International
Number:	12472726661

Name:	Kosmos Energy Credit International
Number:	12572726661

SCHEDULE 2
DETAILS AND ENFORCEMENT NOTICES

Part I
Default Notice

[Letterhead of Facility Agent]

To:                            Societe Generale, London Branch (as the Account Bank)
SG House
41 Tower Hill
EC3N 4SG
London, UK

Fax:        +44 20 7676 6661

F.A.O.:    Mirela Kubicka and Muzaffar Khalmirzaev

cc:                               Kosmos Energy Credit International
P.O. Box 32322
4th Floor Century Yard
Cricket Square
Elgin Avenue
George Town
Grand Cayman
KY1-1209
Cayman Islands

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

cc:                               Kosmos Energy Credit International
c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

cc:                               Societe Generale, London Branch (as the Security Agent)
SG House
41 Tower Hill
EC3N 4SG
London, UK

Fax:        +44 20 7676 6661

F.A.O.:    Mirela Kubicka and Muzaffar Khalmirzaev

[Date]

Dear Sirs,

Default Notice

1.                                     We refer to the Charge on Cash Deposits and Account Bank Agreement dated [        ] made between, inter alios, Kosmos Energy Credit International (“KECI”), you as the Account Bank and us as Facility Agent (the “Agreement”).

Terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning in this Default Notice.

2.                                     We hereby give you notice that a Default has occurred and KECI’s right to withdraw money from the Accounts is restricted in accordance with the terms of clause 13 (Default) of the Agreement.

3.                                    Pursuant to clause 13 (Default) of the Agreement, we hereby notify and instruct you that no amount may be withdrawn or transferred from the Accounts, and that you shall not comply with any Instruction or other demand, direction or request for such a withdrawal or transfer (except a Notice of an Enforcement Event) in respect of the Accounts, unless and until:

(a)                                 we have notified you in writing (signed by an Authorised Signatory) that an amount or amounts may be withdrawn or transferred by KECI from the Accounts in accordance with such Instruction, demand, direction or request; or

(b)                                 a Default Revocation Notice has been delivered to you from us.

4.                                     This Default Notice shall remain in force until a Default Revocation Notice has been delivered to you by us.

This Default Notice shall be governed by and construed in accordance with English law.

Yours faithfully,

For and on behalf of

SOCIETE GENEALE, LONDON BRANCH
as Facility Agent

SCHEDULE 2

Part II
Default Revocation Notice

[Letterhead of Facility Agent]

To:                            Societe Generale, London Branch (as the Account Bank)
SG House
41 Tower Hill
EC3N 4SG
London, UK

Fax:        +44 20 7676 6661

F.A.O.:    Mirela Kubicka and Muzaffar Khalmirzaev

Email:    Mirela.kubicka@sgcib.com,

Muzaffar.Khalmirzaev@sgcib.com; and

par-oper-tsu-mm@sgcib.com

cc:                               Kosmos Energy Credit International
P.O. Box 32322
4th Floor Century Yard
Cricket Square
Elgin Avenue
George Town
Grand Cayman
KY1-1209
Cayman Islands

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

cc:                               Kosmos Energy Credit International
c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

cc:                                Societe Generale, London Branch (as the Security Agent)

SG House

41 Tower Hill
EC3N 4SG
London, UK

Fax:        +44 20 7676 6661

F.A.O.:    Mirela Kubicka and Muzaffar Khalmirzaev

[Date]

Dear Sirs,

Default Revocation Notice

1.                                     We refer to clause 13 (Default) of the Charge on Cash Deposits and Account Bank Agreement dated [        ] made between, inter alios, Kosmos Energy Credit International (“KECI”), you as the Account Bank and us as Facility Agent (the “Agreement”) and the Default Notice addressed to you dated [               ].

Terms defined in the Agreement shall have the same meaning in this Default Revocation Notice.

2.                                      We hereby revoke the Default Notice referred to in paragraph 1.

This Default Revocation Notice shall be governed by and construed in accordance with English law.

Yours faithfully,

For and on behalf of
SOCIETE GENERALE, LONDON BRANCH
as Facility Agent

SCHEDULE 2

Part III
Notice of an Enforcement Event

[Letterhead of Security Agent]

To:                            Societe Generale, London Branch (as the Account Bank)
SG House
41 Tower Hill
EC3N 4SG
London, UK

Fax:        +44 20 7676 6661

F.A.O.:    Mirela Kubicka and Muzaffar Khalmirzaev

Email:    Mirela.kubicka@sgcib.com,

Muzaffar.Khalmirzaev@sgcib.com; and

par-oper-tsu-mm@sgcib.com

cc:                               Kosmos Energy Credit International
P.O. Box 32322
4th Floor Century Yard
Cricket Square
Elgin Avenue
George Town
Grand Cayman
KY1-1209
Cayman Islands

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

cc:                               Kosmos Energy Credit International
c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:        (345) 946 4090

F.A.O.:    Andrew Johnson

[Date]

Dear Sirs,

Notice of an Enforcement Event

1.                                     We refer to the Charge on Cash Deposits and Bank Account Agreement dated [                 ] made between inter alios Kosmos Energy Credit International (“KECI”) and us as Security Agent (the “Agreement”).

Terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning in this Notice of an Enforcement Event.

2.                                     This is a Notice of an Enforcement Event and prevails over any contrary or inconsistent Instruction given by KECI at any time.

3.                                     Pursuant to clause 14 (Enforcement) of the Agreement, we hereby notify and instruct you:

(a)                                 that no withdrawal of any sums standing to the credit of the Accounts are permitted or should be made as of the date hereof until further notice except in accordance with paragraph (c) below;

(b)                                 not to comply with the terms of any Instruction or other demand, direction or request in relation to the Accounts unless it has been approved by us in writing; and

(c)                                  to comply with all directions given for or in connection with the Accounts whatsoever by or on behalf of the Security Agent, including without limitation, to honour and comply with all cheques, notes and other orders drawn, and all bills accepted by or on behalf of the Security Agent, and to accept all receipts as a valid discharge to you for any monies deposited with or owing by you on the Accounts at any time, provided that such cheques, notes, orders, bills, directions or receipts are signed by:

Name	Function	Capacity (i.e. severally or jointly and if so with whom)	Specimen Signatures

The above signatories are for the purposes of the Accounts the “Authorised Signatories” and each an “Authorised Signatory” of the Security Agent.

This notice shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this notice by signing and returning the acknowledgement to us at the address specified above.

Yours faithfully,

For and on behalf of
SOCIETE GENERALE, LONDON BRANCH
as Security Agent

We acknowledge the above:

For and on behalf of
SOCIETE GENERALE, LONDON BRANCH
as Account Bank

Date:

SIGNATURES

KECI

EXECUTED as a DEED by KOSMOS	)
ENERGY CREDIT INTERNATIONAL	)
acting by Neal Shah expressly	)
authorised in accordance with a power	)
of attorney dated	)
in the presence of:	)	Per:	/s/ Neal Shah
)
	)	Title: Neal Shah
)
	)	Name: Attorney-in-Fact
)
/s/ Phillip B. Feiner	)
Witness’s signature
Name: Phillip B. Feiner

Address:

8176 Park Lane
Suite 500
Dallas, Texas 75231 USA

Occupation: Attorney

Address:                                               P.O. Box 32322,
4th Floor, Century Yard
Cricket Square
Elgin Avenue
George Town
Grand Cayman, KY1-1209
Cayman Islands

cc:                                                                              Kosmos Energy Credit International
c/o Kosmos Energy LLC
8176 Park Lane
Suite 500, Dallas
Texas 75231
USA

Fax number:

Attention:

Facility Agent

Executed as a deed on behalf of
SOCIETE GENERALE, LONDON	)
BRANCH, a company incorporated in	)
France, by Christophe Roux, being a	)
person who, in accordance with the	)
laws of France, is acting under the	) /s/Christophe Roux
authority of the company.
(Authorised signatory)

Signature of witness	/s/ Camille Souchaud

Name of witness Camille Souchaud

Address:                                              Societe Generale, London Branch
SG House
41 Tower Hill
London, EC3N 4SG

Fax:                                                                    +44 20 7676 6661

F.A.O.:                                                       Mirela Kubicka and Muzaffar Khalmirzaev

Security Agent

Signed by SOCIETE GENERALE,	) /s/Christophe Roux
LONDON BRANCH acting by its duly	)
appointed attorney	)
)
)

Address:                                              Societe Generale, London Branch
SG House
41 Tower Hill
London, EC3N 4SG

Fax:                                                                    +44 20 7676 6661

F.A.O.:                                                       Mirela Kubicka and Muzaffar Khalmirzaev

Account Bank

Signed by SOCIETE GENERALE,	)	/s/Christophe Roux
LONDON BRANCH acting by its duly	)
appointed attorney	)
)
)

Address:                                              Societe Generale, London Branch
SG House
41 Tower Hill
London, EC3N 4SG

Fax:                                                                    +44 20 7676 6661

Email:    Mirela.kubicka@sgcib.com,

Muzaffar.Khalmirzaev@sgcib.com; and

par-oper-tsu-mm@sgcib.com

F.A.O.:                                                       Mirela Kubicka and Muzaffar Khalmirzaev